UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2021

PLUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Marathon Blvd., Suite 200, Austin, Texas 78756

(Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PSTV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of Plus Therapeutics, Inc. (the “Company”) was held on May 17, 2021 (the “Annual Meeting”). Four proposals were submitted to stockholders as described in the Proxy Statement for the Annual Meeting and approved by the Company’s stockholders at the Annual Meeting. The proposals and the results of the stockholder votes are as follows.

1. Proposal to elect six directors to serve until the 2022 annual meeting or until their successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Howard Clowes	1,258,540	283,879	3,054,753
An van Es-Johansson	1,340,496	201,923	3,054,753
Richard J. Hawkins	1,035,419	507,000	3,054,753
Marc H. Hedrick, M.D.	1,345,194	197,225	3,054,753
Robert Lenk	1,285,576	256,843	3,054,753
Greg Petersen	1,316,219	226,200	3,054,753

2. Proposal to ratify the appointment of BDO USA, LLP as the Company’s independent auditors for the 2021 fiscal year:

For	Against	Abstain
4,543,435	50,274	3,463

3. Proposal to approve the amendment and restatement of the Company’s 2020 Stock Incentive Plan:

For	Against	Abstain
1,266,667	255,811	19,941

4. Proposal to provide a non-binding advisory vote on the compensation of our named executive officers:

For	Against	Abstain
1,181,868	320,268	40,283

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Plus Therapeutics, Inc., 2020 Stock Incentive Plan, as amended and restated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 20, 2021	PLUS THERAPEUTICS, INC.

	By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D. President and Chief Executive Officer